The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION      February 17, 2009

Pricing Supplement dated February _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                      $
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to twenty-two (22) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), and some of six months ("Six Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 February 24, 2009

Issuance Date:                February 27, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

 Coupon Payment Date (s):     The coupon will be paid on last business day of
                              each month, unless that day is not a business day, in which case the coupon payment date will be the following day that is a business day. The final coupon will be paid on the Maturity Date.

Three Month Notes:

             Valuation Date:  May 26, 2009

              Maturity Date:  May 29, 2009

Six Month Notes:

             Valuation Date:  August 26, 2009

              Maturity Date:  August 31, 2009

Reference Stock:

   No.     Principal   Reference Stock                      Ticker    Coupon   Strike   Barrier   Term       CUSIP
   ---     ---------   ---------------                      ------    ------   ------   -------   ----       -----
             Amount                                                    Rate    Price    Price
             ------                                                    ----    -----    -----
  1167        $[ ]     Apple Inc.                            AAPL     15.50%    $[ ]     75%    3 month    78008GB43

  1168        $[ ]     Amazon.com, Inc.                      AMZN     17.50%    $[ ]     65%    3 month    78008GB50

  1169        $[ ]     Caterpillar Inc.                       CAT     13.00%    $[ ]     65%    3 month    78008GB76

  1170        $[ ]     Deere & Company                        DE      18.75%    $[ ]     65%    3 month    78008GB84

  1171        $[ ]     Devon Energy Corporation               DVN     12.00%    $[ ]     65%    3 month    78008GB92

  1172        $[ ]     Freeport-McMoRan Copper & Gold, Inc.   FCX     32.00%    $[ ]     65%    3 month    78008GC26

  1173        $[ ]     Frontier Oil Corporation               FTO     23.75%    $[ ]     65%    3 month    78008GC34

  1174        $[ ]     General Electric Company               GE      28.50%    $[ ]     65%    3 month    78008GC42

  1175        $[ ]     The Home Depot, Inc.                   HD      20.00%    $[ ]     75%    3 month    78008GC59

  1176        $[ ]     Hewlett-Packard Company                HPQ     12.00%    $[ ]     75%    3 month    78008GC67

  1177        $[ ]     JPMorgan Chase & Co.                   JPM     33.50%    $[ ]     65%    3 month    78008GC75

  1178        $[ ]     Monsanto Company                       MON     11.25%    $[ ]     65%    3 month    78008GC83

  1179        $[ ]     Microsoft Corporation                 MSFT     14.00%    $[ ]     75%    3 month    78008GC91

  1180        $[ ]     Nucor Corporation                      NUE     21.00%    $[ ]     65%    3 month    78008GD25

  1181        $[ ]     Union Pacific Corporation              UNP     19.00%    $[ ]     75%    3 month    78008GD33

  1182        $[ ]     U.S. Bancorp                           USB     34.50%    $[ ]     65%    3 month    78008GD41

  1183        $[ ]     Wells Fargo & Company                  WFC     33.00%    $[ ]     65%    3 month    78008GD58

  1184        $[ ]     CA Inc.                                CA      13.50%    $[ ]     75%    6 month    78008GB68

  1185        $[ ]     Chevron Corporation                    CVX     11.50%    $[ ]     75%    6 month    78008GD90

  1186        $[ ]     3M Co.                                 MMM     12.25%    $[ ]     75%    6 month    78008GD66

  1187        $[ ]     Exxon Mobil Corporation                XOM     11.00%    $[ ]     75%    6 month    78008GD74

  1188        $[ ]     Wal-Mart Stores, Inc.                  WMT     10.00%    $[ ]     75%    6 month    78008GD82

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)   the Final Stock Price is less than the
                                    Initial Stock Price; and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                     Proceeds to Royal Bank of
          Price to Public     Agent's Commission              Canada
          ---------------     ------------------              ------







                         RBC Capital Markets Corporation
                                February _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     f101783424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing          If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below       falls below the
                                 the Barrier Price on      Barrier Price on
                                   any day during the     any day during the     Hypothetical
                                   Monitoring Period:     Monitoring Period:       Physical
                                                                                   Delivery       Hypothetical
                                     Hypothetical            Hypothetical          Amount as      Cash Delivery
      Hypothetical Final               Payment at             Payment at           Number of        Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the    Percentage of
               of                    Percentage of          Percentage of          Reference        Principal
      Initial Share Price           Principal Amount       Principal Amount          Stock           Amount
      -------------------           ----------------       ----------------          -----           ------
            200.00%                     100.00%                100.00%                n/a              n/a

            175.00%                     100.00%                100.00%                n/a              n/a

            150.00%                     100.00%                100.00%                n/a              n/a

            125.00%                     100.00%                100.00%                n/a              n/a

            100.00%                     100.00%                100.00%                n/a              n/a

             95.00%                     100.00%            Physical or Cash           10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash           10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash           10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash           10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash           10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash           10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash           10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash           10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GB43 (AAPL): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GB50 (AMZN): [ ]% of each stated interest payment (17.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GB76 (CAT): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GB84 (DE): [ ]% of each stated interest payment (18.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GB92 (DVN): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GC26 (FCX): [ ]% of each stated interest payment (32.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (32.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GC34 (FTO): [ ]% of each stated interest payment (23.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GC42 (GE): [ ]% of each stated interest payment (28.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (28.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GC59 (HD): [ ]% of each stated interest payment (20.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GC67 (HPQ): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GC75 (JPM): [ ]% of each stated interest payment (33.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (33.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GC83 (MON): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GC91 (MSFT): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GD25 (NUE): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GD33 (UNP): [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GD41 (USB): [ ]% of each stated interest payment (34.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (34.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GS58 (WFC): [ ]% of each stated interest payment (33.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (33.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GB68 (CA): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GD90 (CVX): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GD66 (MMM): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GD74 (XOM): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GD82 (WMT): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, , and digital content through the iTunes Store. It sells to consumer, small and mid-sized business (SMB), education, enterprise, government, and creative customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Amazon.com, Inc. (Amazon.com) operates retail Websites, which enables its consumer customers to find and discover anything they might want to buy online. The Company's retail Websites include www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk and the Joyo Amazon Websites at www.joyo.cn and www.amazon.cn. Amazon.com has organized its operations into two principal segments: North America and International. The North America segment includes Websites, such as www.amazon.com, www.amazon.ca, www.shopbop.com and www.endless.com. The International segment includes www.amazon.co.uk, www.amazon.de, www.amazon.co.jp and www.amazon.fr. In June 2008, the Company announced the acquisition of Fabric.com, an online fabric store that offers custom measured and cut fabrics, as well as patterns, sewing tools and accessories. In August 2008, Amazon.com purchased Shelfari. In December 2008, Amazon.com announced the completion of its acquisition of AbeBooks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o    CA, Inc. (CA) is an independent provider of information technology
          (IT) management software. The Company designs, develops, markets, licenses and supports IT management software products that operate on a range of hardware platforms and operating systems. The Company helps customers govern, manage and secure their entire IT operation, all of the people, information, processes, systems, networks, applications and databases from a Web service to the mainframe, regardless of the hardware or software they are using. It licenses its products worldwide, principally to IT service providers, financial services companies, governmental agencies, retailers, manufacturers, educational institutions and healthcare institutions. CA offers its software products and solutions directly to its customers through its direct sales force and indirectly through global systems integrators, value-added partners, original equipment manufacturers and distribution partners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09247

     o    Caterpillar Inc. operates in three principal lines of business:
          Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. In April 2007, the Company acquired Eurenov S.A.S. In November 2007, it announced the acquisition of the assets of the Blount Forestry Division and assumed product design, development and manufacturing responsibilities. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chevron Corp. manages its investments in subsidiaries and affiliates, and provides administrative, financial, management and technology support to the United States and International subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations of coal and other minerals, power generation and energy services. Exploration and production (upstream) operations consist of exploring for, developing and producing crude oil and natural gas, and also marketing natural gas. Refining, marketing and transportation (downstream) operations relate to refining crude oil into finished petroleum products; marketing crude oil and the many products derived from petroleum, and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemical operations include the manufacture and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant oil additives.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00368

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses. The construction and forestry segment manufactures, distributes to dealers and sells at retail a range of machines and service parts used in construction, earthmoving, material handling and timber harvesting. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In May 2008, the Company acquired T-Systems International, Inc. In June 2008, it acquired a 50 % equity investment in Xuzhou Xuwa Excavator Machinery Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Devon Energy Corporation (Devon) is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The Company also owns properties in West Africa. In addition to its oil and gas operations, Devon has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and natural gas liquids (NGLs), and constructing and operating pipelines, storage and treating facilities and gas processing plants. In October 2007, the Company completed the sale of its operations in Egypt. In June 2008, the Company announced the completion of the sale of its oil and gas business in Equatorial Guinea.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries (the Refineries) in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 162,000 barrels per day (bpd). Frontier's Cheyenne Refinery has a permitted crude oil capacity of 52,000 bpd on a 12-month average. It markets its refined products primarily in the eastern slope of the Rocky Mountain region, which encompasses eastern Colorado (including the Denver metropolitan area), eastern Wyoming and western Nebraska (the Eastern Slope). The Cheyenne Refinery has a coking unit, which allows the refinery to process amounts of heavy crude oil for use as a feedstock. During the year ended December 31, 2007, heavy crude oil constituted approximately 72% of the Cheyenne Refinery's total crude oil charge. In February 2007, the Company acquired Ethanol Management Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company sold its Japanese consumer finance business to Shinsei Bank.In October 2008, the Company's GE Healthcare unit acquired Vital Signs, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o The Home Depot, Inc. is a home improvement retailer. The Company, together with its subsidiaries, operates The Home Depot stores, which are full-service, warehouse-style stores. The Home Depot stores sell an assortment of building materials, home improvement, and lawn and garden products, which are sold to do-it-yourself customers, do-it-for-me customers and professional customers. In addition, the Company operates EXPO Design Center stores (EXPO), which offer products and services primarily related to design and renovation projects. As of February 3, 2008, the Company operated 2,234 stores in total, which included 1,950 The Home Depot stores, 34 EXPO stores, five Yardbirds stores and two THD Design Center stores in the United States (including the territories of Puerto Rico, the Virgin Islands and Guam), 165 The Home Depot stores in Canada, 66 The Home Depot stores in Mexico and 12 The Home Depot stores in China. On August 30, 2007, the Company completed the sale of HD Supply.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o Hewlett-Packard Company is a provider of products, technologies, software, solutions and services to individual consumers, small- and medium-sized businesses (SMBs) and large enterprises, including the public and education sectors. Its offerings span personal computing and other access devices; imaging and printing-related products and services; enterprise information technology infrastructure, including enterprise storage and server technology and software that optimizes business technology investments, and multi-vendor customer services, including technology support and maintenance, consulting and integration and outsourcing services, as well as application services and business process outsourcing. During the fiscal year ended October 31, 2008, its operations were organized into seven business segments:
          Enterprise Storage and Servers, HP Services, HP Software, the Personal Systems Group, the Imaging and Printing Group, HP Financial Services and Corporate Investments.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04423

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. On May 30, 2008, the Company acquired The Bear Stearns Companies Inc. In September 2008, JPMorgan Chase acquired all deposits, assets and certain liabilities of Washington Mutual's (WM) banking operations from the Federal Deposit Insurance Corporation (FDIC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Monsanto Company (Monsanto) along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions to produce foods for consumers and feed for animals. It has two segments: Seeds and Genomics, and Agricultural Productivity. In October 2008, the Company consummated the sale of its dairy business. In September 2007, Monsanto acquired Agroeste Sementes, a Brazilian corn seed company. Agroeste focuses on hybrid corn seed production and serves farmers throughout Brazil. In June 2008, it acquired De Ruiter and a related company. De Ruiter is a protected-culture vegetable seeds company based in the Netherlands with operations worldwide. In July 2008, the Company acquired Marmot, S.A., which operates Cristiani, a seed company. In December 2008, Monsanto acquired Aly Participacoes Ltda., which operates the sugarcane breeding and technology companies, CanaVialis S.A. and Alellyx S.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In September 2008, it acquired DATAllegro Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278

     o 3M Company (3M) is a diversified technology company with a presence in various businesses, including industrial and transportation, healthcare, display and graphics, consumer and office, safety, security and protection services, and electro and communications. The Company is a diversified global manufacturer and marketer of a variety of products. 3M manages its operations in six business segments:
          Industrial and Transportation; Health Care; Display and Graphics; Consumer and Office; Safety, Security and Protection Services, and Electro and Communications. The Company's products are sold through numerous distribution channels, including directly to users and through numerous wholesalers, retailers, jobbers, distributors and dealers in a variety of trades in many countries worldwide. In December 2008, 3M announced that it has completed its acquisition of Financiere Burgienne. In December 2008, the Company acquired ABRASIVOS S.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03285

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. The Company operates in two business segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In March 2008, Nucor Corporation completed the acquisition of SHV North America Corporation, which owns 100% of The David J. Joseph Company (DJJ) and related affiliates. In April 2008, Nucor Corporation completed the acquisition of substantially all the assets of Metal Recycling Services Inc. MRS will operate under the name, Metal Recycling Services, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o Union Pacific Corporation (UPC) is engaged in the transportation business. The Company's operating company, Union Pacific Railroad Company (UPRR), links 23 states in the western two-thirds of the United States. Union Pacific Railroad Company's business mix includes agricultural products, automotive, chemicals, energy, industrial products and intermodal. UPRR has approximately 32,012 route miles, linking Pacific Coast and Gulf Coast ports with the Midwest and eastern United States gateways and providing several corridors to Mexican gateways. The freight traffic consists of bulk, manifest and premium business. Bulk traffic consists of coal, grain, rock, or soda ash in unit trains. Manifest traffic is individual carload or less than train-load business, including commodities, such as lumber, steel, paper and food. The transportation of finished vehicles and intermodal containers is part of the premium business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06075

     o U.S. Bancorp and its subsidiaries is a multi-state financial services holding company. The Company provides financial services, including lending and depository services in 24 states. It provides credit card, merchant, and automated teller machine (ATM) processing, mortgage banking, insurance, trust and investment management, brokerage, and leasing activities in domestic markets. The Company's segments include Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. The banking subsidiaries are engaged in the general banking business in domestic markets. The non-banking subsidiaries offer investment and insurance products to customers and mutual fund processing services to a range of mutual funds. In November 2008, U.S. Bancorp announced that U.S. Bank National Association has acquired the banking operations of Downey Savings & Loan Association, F.A. and PFF Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Exxon Mobil Corporation (Exxon Mobil) through its divisions and affiliates is engaged in exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. Exxon Mobil is a manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a range of specialty products. Exxon Mobil also has interests in electric power generation facilities. Affiliates of Exxon Mobil conduct research programs in support of these businesses. Exxon Mobil Corporation has several divisions and affiliates, many with names that include Exxon Mobil, Exxon, Esso or Mobil. The Company operates in three segments: Upstream, Downstream and Chemicals. In April 2008, Galp Energia SGPS S.A. has acquired Exxon Mobil Corporation's businesses in Spain and Portugal.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02256

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It has three segments: Community Banking, Wholesale Banking and Wells Fargo Financial. Effective December 31, 2008, Wells Fargo & Co. announced that it has completed its merger with Wachovia Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o Wal-Mart Stores, Inc. (Wal-Mart) operates retail stores in various formats around the world. The Company earns the trust of its customers every day by providing an assortment of merchandise and services at every day low prices (EDLP), while fostering a culture that rewards and embraces mutual respect, integrity and diversity. Wal-Mart's operations comprise three business segments: Wal-Mart Stores, Sam's Club and International. Its Wal-Mart Stores segment is the largest segment of the Company's business, accounting for 64% of its net sales, during the fiscal year ended January 31, 2008 (fiscal 2008), and operates stores in three different formats in the United States, as well as Wal-Mart's online retail operations, walmart.com. Its Sam's Club segment consists of membership warehouse clubs in the United States and the segment's online retail operations, samsclub.com. Sam's Club accounted for 11.8% of its net sales during fiscal 2008. In January 2009, it acquired 57% of D&S SA.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06991

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006, 2007 and 2008 as well as for the period from January 1, 2009 through February 13, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc (AAPL)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                45.44                     31.3                      41.67
   4/1/2005           6/30/2005                44.45                     33.11                     36.81
   7/1/2005           9/30/2005                54.56                     36.29                     53.61
  10/1/2005          12/30/2005                75.46                     47.87                     71.89

   1/1/2006           3/31/2006                86.4                      57.67                     62.72
   4/1/2006           6/30/2006                73.8                      55.41                     57.27
   7/1/2006           9/29/2006                77.78                     50.16                     76.98
  9/30/2006          12/29/2006                93.159                    72.6                      84.84

   1/1/2007           3/30/2007                97.8                      81.9                      92.91
  3/31/2007           6/29/2007               127.61                     89.6                     122.04
  6/30/2007           9/28/2007               155                       111.62                    153.47
  9/29/2007          12/31/2007               202.96                    150.63                    198.08

   1/1/2008           3/31/2008               200.26                    115.44                    143.5
   4/1/2008           6/30/2008               192.24                    143.61                    167.44
   7/1/2008           9/30/2008               180.91                    100.59                    113.66
  10/1/2008          12/31/2008               116.4                      79.14                     85.35

   1/1/2009           2/13/2009               103                        78.2                      99.16


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                45.44                    32.82                     34.27
   4/1/2005           6/30/2005                36.99                    30.6                      33.09
   7/1/2005           9/30/2005                46.97                    32.79                     45.3
  10/1/2005          12/30/2005                50.001                   38.72                     47.15

   1/1/2006           3/31/2006                48.58                    35.1391                   36.53
   4/1/2006           6/30/2006                38.84                    31.52                     38.68
   7/1/2006           9/29/2006                38.62                    25.76                     32.12
  9/30/2006          12/29/2006                43.25                    30.58                     39.46

   1/1/2007           3/30/2007                42                       36.3                      39.79
  3/31/2007           6/29/2007                74.72                    39.55                     68.41
  6/30/2007           9/28/2007                94.26                    68.01                     93.15
  9/29/2007          12/31/2007               101.09                    76.5                      92.64

   1/1/2008           3/31/2008                97.43                    61.2                      71.3
   4/1/2008           6/30/2008                84.88                    70.65                     73.33
   7/1/2008           9/30/2008                91.75                    61.32                     72.76
  10/1/2008          12/31/2008                71.99                    34.68                     51.28

   1/1/2009           2/13/2009                67.36                    47.63                     63.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005               49.98                     43.2                      45.72
   4/1/2005           6/30/2005               51.49                     41.305                    47.655
   7/1/2005           9/30/2005               59.88                     47.425                    58.75
  10/1/2005          12/30/2005               59.84                     48.25                     57.77

   1/1/2006           3/31/2006               77.21                     57.05                     71.81
   4/1/2006           6/30/2006               82.03                     64.41                     74.48
   7/1/2006           9/29/2006               75.43                     62.09                     65.8
  9/30/2006          12/29/2006               70.92                     58.82                     61.33

   1/1/2007           3/30/2007               68.43                     57.98                     67.03
  3/31/2007           6/29/2007               82.89                     65.86                     78.3
  6/30/2007           9/28/2007               87                        70.59                     78.43
  9/29/2007          12/31/2007               82.74                     67                        72.56

   1/1/2008           3/31/2008               78.63                     59.6                      78.29
   4/1/2008           6/30/2008               85.96                     72.56                     73.82
   7/1/2008           9/30/2008               75.87                     58.11                     59.6
  10/1/2008          12/31/2008               59.03                     31.95                     44.67

   1/1/2009           2/13/2009               47.12                     29.6                      30.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   CA Inc (CA)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day          Low Intra-Day         Period-End Closing
  Start Date            Date               Price of the            Price of the            Price of the
                                        Reference Stock in      Reference Stock in      Reference Stock in
                                                ($)                    ($)                     ($)
  ----------            ----                    ---                    ---                     ---
   01/01/2005         03/31/2005              31.35                   26.25                    27.1
   04/01/2005         06/30/2005              29.47                   26.55                    27.48
   07/01/2005         09/30/2005              29.59                   26.04                    27.81
   10/01/2005         12/30/2005              29.71                   26.14                    28.19

   01/01/2006         03/31/2006              29.5                    26.58                    27.21
   04/01/2006         06/30/2006              27.34                   19.69                    20.55
   07/01/2006         09/29/2006              24.46                   18.97                    23.69
   09/30/2006         12/29/2006              25.49                   21.29                    22.65

   01/01/2007         03/30/2007              27.46                   22.98                    25.91
   03/31/2007         06/29/2007              28.46                   24.72                    25.83
   06/30/2007         09/28/2007              26.98                   22.86                    25.72
   09/29/2007         12/31/2007              28.11                   24.02                    24.95

   01/01/2008         03/31/2008              26.62                   20.21                    22.5
   04/01/2008         06/30/2008              26.68                   21.54                    23.09
   07/01/2008         09/30/2008              24.67                   18.3089                  19.96
   10/01/2008         12/31/2008              20.99                   12                       18.53

   01/01/2009         02/17/2009              19.18                   16.91                    18.65

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Chevron Corp (CVX)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                63.15                    50.4                      58.31
   4/1/2005           6/30/2005                59.48                    49.81                     55.92
   7/1/2005           9/30/2005                65.98                    56.11                     64.73
  10/1/2005          12/30/2005                65.49                    54.8                      56.77

   1/1/2006           3/31/2006                62.72                    53.76                     57.97
   4/1/2006           6/30/2006                63.65                    55.41                     62.06
   7/1/2006           9/29/2006                68.47                    60.72                     64.86
  9/30/2006          12/29/2006                76.2                     62.22                     73.53

   1/1/2007           3/30/2007                74.98                    64.99                     73.96
  3/31/2007           6/29/2007                85.19                    74.05                     84.24
  6/30/2007           9/28/2007                95.5                     78.25                     93.58
  9/29/2007          12/31/2007                95.2                     81.92                     93.33

   1/1/2008           3/31/2008                95.21                    76.4                      85.36
   4/1/2008           6/30/2008               104.63                    84.57                     99.13
   7/1/2008           9/30/2008               100                       77.5                      82.48
  10/1/2008          12/31/2008                83.7                     55.5                      73.97

   1/1/2009           2/13/2009                78.45                    63                        69.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                37.205                    32.6                      33.565
   4/1/2005           6/30/2005                34.7                      29.35                     32.745
   7/1/2005           9/30/2005                36.99                     29.905                    30.6
  10/1/2005          12/30/2005                35.5                      28.495                    34.055

   1/1/2006           3/31/2006                40                        33.805                    39.525
   4/1/2006           6/30/2006                45.99                     38.1932                   41.745
   7/1/2006           9/29/2006                42.485                    33.45                     41.955
  9/30/2006          12/29/2006                50.7                      41.505                    47.535

   1/1/2007           3/30/2007                58.25                     45.115                    54.32
  3/31/2007           6/29/2007                62.82                     51.585                    60.37
  6/30/2007           9/28/2007                74.95                     56.955                    74.21
  9/29/2007          12/31/2007                93.74                     70.175                    93.12

   1/1/2008           3/31/2008                94.7658                   71.2                      80.44
   4/1/2008           6/30/2008                94.89                     70.16                     72.13
   7/1/2008           9/30/2008                74.18                     46.18                     49.5
  10/1/2008          12/31/2008                49.49                     28.5                      38.32

   1/1/2009           2/13/2009                46.76                     33                        36.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                49.42                     36.48                     47.75
   4/1/2005           6/30/2005                52.31                     40.6                      50.68
   7/1/2005           9/30/2005                70.35                     50.75                     68.64
  10/1/2005          12/30/2005                69.79                     54.01                     62.54

   1/1/2006           3/31/2006                69.97                     55.3                      61.17
   4/1/2006           6/30/2006                65.25                     48.94                     60.41
   7/1/2006           9/29/2006                74.75                     57.19                     63.15
  9/30/2006          12/29/2006                74.49                     58.55                     67.08

   1/1/2007           3/30/2007                71.24                     62.8                      69.22
  3/31/2007           6/29/2007                83.92                     69.3                      78.29
  6/30/2007           9/28/2007                85.2                      69.01                     83.2
  9/29/2007          12/31/2007                94.75                     80.05                     88.91

   1/1/2008           3/31/2008               108.13                     74.56                    104.33
   4/1/2008           6/30/2008               127.16                    101.31                    120.16
   7/1/2008           9/30/2008               127.43                     82.1                      91.2
  10/1/2008          12/31/2008                91.69                     54.4                      65.71

   1/1/2009           2/13/2009                73.11                     50.15                     52.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005               39.8195                   31.8556                   36.3727
   4/1/2005           6/30/2005               37.0155                   28.9439                   34.38
   7/1/2005           9/30/2005               45.9548                   34.0862                   45.1282
  10/1/2005          12/30/2005               52.3354                   40.3173                   50.4288

   1/1/2006           3/31/2006               60.927                    44.158                    56.5894
   4/1/2006           6/30/2006               68.358                    41.4617                   53.3038
   7/1/2006           9/29/2006               59.9222                   45.7714                   51.9578
  9/30/2006          12/29/2006               62.1425                   46.4362                   55.73

   1/1/2007           3/30/2007               67.19                     48.85                     66.19
  3/31/2007           6/29/2007               85.5                      65.62                     82.82
  6/30/2007           9/28/2007              110.6                      67.07                    104.89
  9/29/2007          12/31/2007              120.2                      85.71                    102.44

   1/1/2008           3/31/2008              107.37                     68.96                     96.22
   4/1/2008           6/30/2008              127.24                     93                       117.19
   7/1/2008           9/30/2008              117.11                     51.21                     56.85
  10/1/2008          12/31/2008               56.75                     15.7                      24.44

   1/1/2009           2/13/2009               31.44                     21.16                     30.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                9.003                     5.8312                    8.8468
   4/1/2005           6/30/2005               14.5512                    9.003                    14.3218
   7/1/2005           9/30/2005               22.5343                   12.9555                   21.6413
  10/1/2005          12/30/2005               22.383                    15.3905                   18.765

   1/1/2006           3/31/2006               30.98                     18.99                     29.675
   4/1/2006           6/30/2006               33.1                      23.75                     32.4
   7/1/2006           9/29/2006               37.8                      24.33                     26.58
  9/30/2006          12/29/2006               33                        24                        28.74

   1/1/2007           3/30/2007               33.75                     25.47                     32.64
  3/31/2007           6/29/2007               45.75                     31.95                     43.77
  6/30/2007           9/28/2007               49.1                      31.61                     41.64
  9/29/2007          12/31/2007               49.13                     39.54                     40.58

   1/1/2008           3/31/2008               41                        25.22                     27.26
   4/1/2008           6/30/2008               33                        23.03                     23.91
   7/1/2008           9/30/2008               24.26                     16.49                     18.42
  10/1/2008          12/31/2008               18.38                      7.51                     12.63

   1/1/2009           2/13/2009               16.84                     11.8                      15.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date              Price of the              Price of the              Price of the
                                       Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
  ----------            ----                   ---                       ---                       ---
   1/1/2005           3/31/2005               36.89                     34.95                     36.06
   4/1/2005           6/30/2005               37.34                     34.15                     34.65
   7/1/2005           9/30/2005               35.78                     32.85                     33.67
  10/1/2005          12/30/2005               36.34                     32.67                     35.05

   1/1/2006           3/31/2006               35.63                     32.21                     34.78
   4/1/2006           6/30/2006               35.24                     32.78                     32.96
   7/1/2006           9/29/2006               35.65                     32.06                     35.3
  9/30/2006          12/29/2006               38.49                     34.62                     37.21

   1/1/2007           3/30/2007               38.28                     33.9                      35.36
  3/31/2007           6/29/2007               39.77                     34.55                     38.28
  6/30/2007           9/28/2007               42.07                     36.2                      41.4
  9/29/2007          12/31/2007               42.15                     36.07                     37.07

   1/1/2008           3/31/2008               37.742                    31.65                     37.01
   4/1/2008           6/30/2008               38.52                     26.15                     26.69
   7/1/2008           9/30/2008               30.39                     22.16                     25.5
  10/1/2008          12/31/2008               25.75                     12.58                     16.2

   1/1/2009           2/13/2009               17.24                     10.66                     11.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date              Price of the              Price of the              Price of the
                                       Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
  ----------            ----                   ---                       ---                       ---
   1/1/2005           3/31/2005               43.27                     37.44                     38.24
   4/1/2005           6/30/2005               40.93                     34.56                     38.9
   7/1/2005           9/30/2005               43.98                     37.144                    38.14
  10/1/2005          12/30/2005               43.3                      37.48                     40.48

   1/1/2006           3/31/2006               43.95                     38.5                      42.3
   4/1/2006           6/30/2006               42.93                     35.63                     35.79
   7/1/2006           9/29/2006               37.65                     32.85                     36.27
  9/30/2006          12/29/2006               40.37                     35.55                     40.16

   1/1/2007           3/30/2007               42.01                     36.35                     36.74
  3/31/2007           6/29/2007               41.19                     36.6                      39.35
  6/30/2007           9/28/2007               41.01                     31.85                     32.44
  9/29/2007          12/31/2007               34.55                     25.57                     26.94

   1/1/2008           3/31/2008               31.08                     23.77                     27.97
   4/1/2008           6/30/2008               30.5                      23.32                     23.42
   7/1/2008           9/30/2008               30.74                     20.76                     25.89
  10/1/2008          12/31/2008               26.09                     17.05                     23.02

   1/1/2009           2/13/2009               25.49                     20.83                     21.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Hewlett-Packard Co (HPQ)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                22.26                     18.89                     21.94
   4/1/2005           6/30/2005                24.7                      19.81                     23.51
   7/1/2005           9/30/2005                29.51                     23.05                     29.2
  10/1/2005          12/30/2005                30.25                     25.53                     28.63

   1/1/2006           3/31/2006                34.52                     28.37                     32.9
   4/1/2006           6/30/2006                34.45                     29                        31.68
   7/1/2006           9/29/2006                37.25                     29.98                     36.69
  9/30/2006          12/29/2006                41.7                      36.7                      41.19

   1/1/2007           3/30/2007                43.72                     38.15                     40.14
  3/31/2007           6/29/2007                46.29                     40.05                     44.62
  6/30/2007           9/28/2007                51.09                     43.64                     49.79
  9/29/2007          12/31/2007                53.48                     47.45                     50.48

   1/1/2008           3/31/2008                50.98                     39.99                     45.66
   4/1/2008           6/30/2008                49.97                     43.27                     44.21
   7/1/2008           9/30/2008                49.2                      40.83                     46.24
  10/1/2008          12/31/2008                46.72                     28.23                     36.29

   1/1/2009           2/13/2009                39.53                     33.18                     35.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                39.69                     34.32                     34.6
   4/1/2005           6/30/2005                36.5                      33.35                     35.32
   7/1/2005           9/30/2005                35.95                     33.31                     33.93
  10/1/2005          12/30/2005                40.56                     32.92                     39.69

   1/1/2006           3/31/2006                42.43                     37.88                     41.64
   4/1/2006           6/30/2006                46.8                      39.33                     42
   7/1/2006           9/29/2006                47.49                     40.4                      46.96
  9/30/2006          12/29/2006                49                        45.51                     48.3

   1/1/2007           3/30/2007                51.95                     45.91                     48.38
  3/31/2007           6/29/2007                53.25                     47.7                      48.45
  6/30/2007           9/28/2007                50.48                     42.16                     45.82
  9/29/2007          12/31/2007                48.02                     40.15                     43.65

   1/1/2008           3/31/2008                49.29                     36.01                     42.95
   4/1/2008           6/30/2008                49.95                     33.96                     34.31
   7/1/2008           9/30/2008                49                        29.24                     46.7
  10/1/2008          12/31/2008                50.63                     19.69                     31.53

   1/1/2009           2/13/2009                31.64                     17.7                      24.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   3M Co (MMM)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                87.45                     80.73                     85.69
   4/1/2005           6/30/2005                86.21                     72.25                     72.3
   7/1/2005           9/30/2005                76.74                     70.41                     73.36
  10/1/2005          12/30/2005                79.84                     69.71                     77.5

   1/1/2006           3/31/2006                79.83                     70.3                      75.69
   4/1/2006           6/30/2006                88.35                     75.76                     80.77
   7/1/2006           9/29/2006                81.6                      67.05                     74.42
  9/30/2006          12/29/2006                81.95                     73                        77.93

   1/1/2007           3/30/2007                79.88                     72.9                      76.43
  3/31/2007           6/29/2007                89.03                     75.91                     86.79
  6/30/2007           9/28/2007                93.98                     83.21                     93.58
  9/29/2007          12/31/2007                97                        78.98                     84.32

   1/1/2008           3/31/2008                84.76                     72.05                     79.15
   4/1/2008           6/30/2008                83.22                     68.61                     69.59
   7/1/2008           9/30/2008                74.71                     65.51                     68.31
  10/1/2008          12/31/2008                68.31                     50.01                     57.54

   1/1/2009           2/13/2009                59.81                     48.64                     49.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                32.51                     25                        32.25
   4/1/2005           6/30/2005                34.4                      27.755                    31.435
   7/1/2005           9/30/2005                34.615                    27.8                      31.375
  10/1/2005          12/30/2005                39.925                    28.19                     38.765

   1/1/2006           3/31/2006                44.18                     39.095                    42.375
   4/1/2006           6/30/2006                44.88                     37.905                    42.095
   7/1/2006           9/29/2006                48.45                     40.925                    47.01
  9/30/2006          12/29/2006                53.49                     42.75                     52.53

   1/1/2007           3/30/2007                57.08                     49.1                      54.96
  3/31/2007           6/29/2007                68.81                     54.34                     67.54
  6/30/2007           9/28/2007                86.9                      58.5                      85.74
  9/29/2007          12/31/2007               116.25                     82.51                    111.69

   1/1/2008           3/31/2008               129.28                     90.5                     111.5
   4/1/2008           6/30/2008               145.8                     104.6                     126.44
   7/1/2008           9/30/2008               126.91                     92.67                     98.98
  10/1/2008          12/31/2008               100.69                     63.47                     70.35

   1/1/2009           2/13/2009                87.32                     69.74                     79.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Microsoft Corp (MSFT)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                27.1                      23.82                     24.17
   4/1/2005           6/30/2005                26.09                     23.94                     24.84
   7/1/2005           9/30/2005                27.94                     24.5                      25.73
  10/1/2005          12/30/2005                28.25                     24.25                     26.15

   1/1/2006           3/31/2006                28.38                     26.1                      27.21
   4/1/2006           6/30/2006                27.941                    21.4599                   23.3
   7/1/2006           9/29/2006                27.52                     22.23                     27.35
  9/30/2006          12/29/2006                30.26                     27.15                     29.86

   1/1/2007           3/30/2007                31.48                     26.6                      27.87
  3/31/2007           6/29/2007                31.16                     27.56                     29.47
  6/30/2007           9/28/2007                31.84                     27.51                     29.46
  9/29/2007          12/31/2007                37.5                      29.29                     35.6

   1/1/2008           3/31/2008                35.96                     26.87                     28.38
   4/1/2008           6/30/2008                32.1                      27.11                     27.51
   7/1/2008           9/30/2008                28.5                      23.5                      26.69
  10/1/2008          12/31/2008                27.47                     17.5                      19.44

   1/1/2009           2/13/2009                21                        16.75                     19.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005               29.8132                   21.4056                   26.2962
   4/1/2005           6/30/2005               27.1139                   20.9218                   20.9539
   7/1/2005           9/30/2005               28.2019                   21.009                    27.2116
  10/1/2005          12/30/2005               32.3873                   23.9087                   31.0079

   1/1/2006           3/31/2006               51.2772                   31.2635                   48.9367
   4/1/2006           6/30/2006               56.3199                   41.843                    51.1612
   7/1/2006           9/29/2006               52.755                    42.5511                   47.1488
  9/30/2006          12/29/2006               64.3544                   45.2529                   52.5473

   1/1/2007           3/30/2007               64.7589                   51.1437                   63.0927
  3/31/2007           6/29/2007               67.7426                   54.7868                   57.3078
  6/30/2007           9/28/2007               63.2682                   40.6675                   58.6004
  9/29/2007          12/31/2007               64.02                     49.3773                   58.6484

   1/1/2008           3/31/2008               74.9396                   47.2594                   67.2708
   4/1/2008           6/30/2008               82.9812                   65.4336                   74.3454
   7/1/2008           9/30/2008               73.5688                   35.48                     39.5
  10/1/2008          12/31/2008               48.29                     25.25                     46.2

   1/1/2009           2/13/2009               49                        36.95                     43.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Union Pacific Corp (UNP)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005               35.05                     29.09                     34.85
   4/1/2005           6/30/2005               35.095                    30.425                    32.4
   7/1/2005           9/30/2005               36.1                      31.76                     35.85
  10/1/2005          12/30/2005               40.63                     33.445                    40.255

   1/1/2006           3/31/2006               46.865                    38.81                     46.675
   4/1/2006           6/30/2006               48.745                    41.915                    46.48
   7/1/2006           9/29/2006               46.48                     39.325                    44
  9/30/2006          12/29/2006               48.08                     43.135                    46.01

   1/1/2007           3/30/2007               52.92                     44.79                     50.775
  3/31/2007           6/29/2007               61.395                    50.205                    57.575
  6/30/2007           9/28/2007               64.68                     49.69                     56.53
  9/29/2007          12/31/2007               68.78                     55.035                    62.81

   1/1/2008           3/31/2008               65.285                    52.66                     62.69
   4/1/2008           6/30/2008               82.76                     62.98                     75.5
   7/1/2008           9/30/2008               85.8                      67.34                     71.16
  10/1/2008          12/31/2008               71.78                     41.84                     47.8

   1/1/2009           2/13/2009               54.66                     37.55                     43.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005                31.36                     28.17                     28.82
   4/1/2005           6/30/2005                29.91                     26.8                      29.2
   7/1/2005           9/30/2005                30.91                     27.77                     28.08
  10/1/2005          12/30/2005                31.21                     27.32                     29.89

   1/1/2006           3/31/2006                31.31                     28.99                     30.5
   4/1/2006           6/30/2006                31.89                     30.17                     30.88
   7/1/2006           9/29/2006                33.42                     30.54                     33.22
  9/30/2006          12/29/2006                36.85                     32.96                     36.19

   1/1/2007           3/30/2007                36.84                     34.4                      34.97
  3/31/2007           6/29/2007                35.18                     32.74                     32.95
  6/30/2007           9/28/2007                34.17                     29.09                     32.53
  9/29/2007          12/31/2007                34.25                     30.21                     31.74

   1/1/2008           3/31/2008                35.01                     27.86                     32.36
   4/1/2008           6/30/2008                35.25                     27.78                     27.89
   7/1/2008           9/30/2008                42.23                     20.57                     36.02
  10/1/2008          12/31/2008                37.31                     20.22                     25.01

   1/1/2009           2/13/2009                25.43                     11.8                      12.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005               31.375                    29.075                     29.9
   4/1/2005           6/30/2005               31.11                     28.885                     30.79
   7/1/2005           9/30/2005               31.435                    29                         29.285
  10/1/2005          12/30/2005               32.35                     28.81                      31.415

   1/1/2006           3/31/2006               32.755                    30.31                      31.935
   4/1/2006           6/30/2006               34.855                    31.9                       33.54
   7/1/2006           9/29/2006               36.89                     33.355                     36.18
  9/30/2006          12/29/2006               36.99                     34.9                       35.56

   1/1/2007           3/30/2007               36.64                     33.01                      34.43
  3/31/2007           6/29/2007               36.49                     33.93                      35.17
  6/30/2007           9/28/2007               37.99                     32.66                      35.62
  9/29/2007          12/31/2007               37.78                     29.29                      30.19

   1/1/2008           3/31/2008               34.56                     24.38                      29.1
   4/1/2008           6/30/2008               32.4                      23.46                      23.75
   7/1/2008           9/30/2008               44.675                    20.46                      37.53
  10/1/2008          12/31/2008               38.95                     19.89                      29.48

   1/1/2009           2/13/2009               30.47                     13.74                      15.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Exxon Mobil Corp (XOM)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005               64.37                     49.25                     59.6
   4/1/2005           6/30/2005               61.74                     52.78                     57.47
   7/1/2005           9/30/2005               65.96                     57.6                      63.54
  10/1/2005          12/30/2005               63.89                     54.5                      56.17

   1/1/2006           3/31/2006               63.96                     56.42                     60.86
   4/1/2006           6/30/2006               65                        56.64                     61.35
   7/1/2006           9/29/2006               71.22                     61.63                     67.1
  9/30/2006          12/29/2006               79                        64.84                     76.63

   1/1/2007           3/30/2007               76.35                     69.02                     75.45
  3/31/2007           6/29/2007               86.58                     75.28                     83.88
  6/30/2007           9/28/2007               93.66                     78.76                     92.56
  9/29/2007          12/31/2007               95.27                     83.37                     93.69

   1/1/2008           3/31/2008               94.74                     77.55                     84.58
   4/1/2008           6/30/2008               96.12                     84.26                     88.13
   7/1/2008           9/30/2008               89.63                     71.51                     77.66
  10/1/2008          12/31/2008               83.64                     56.51                     79.83

   1/1/2009           2/13/2009               82.73                     72.7                      74.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Wal-Mart Stores Inc (WMT)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2005           3/31/2005               54.6                      50.06                     50.11
   4/1/2005           6/30/2005               50.5                      46.2                      48.2
   7/1/2005           9/30/2005               50.69                     42.31                     43.82
  10/1/2005          12/30/2005               50.87                     43.3                      46.8

   1/1/2006           3/31/2006               48.87                     44.52                     47.24
   4/1/2006           6/30/2006               50                        44.99                     48.17
   7/1/2006           9/29/2006               49.95                     42.31                     49.32
  9/30/2006          12/29/2006               52.15                     44.8                      46.18

   1/1/2007           3/30/2007               50.42                     45.06                     46.95
  3/31/2007           6/29/2007               51.44                     46.32                     48.11
  6/30/2007           9/28/2007               49.26                     42.09                     43.65
  9/29/2007          12/31/2007               50.05                     42.5                      47.53

   1/1/2008           3/31/2008               54.15                     43.11                     52.68
   4/1/2008           6/30/2008               59.95                     52.81                     56.2
   7/1/2008           9/30/2008               63.85                     55.34                     59.89
  10/1/2008          12/31/2008               60.3                      47                        56.06

   1/1/2009           2/13/2009               57.51                     46.25                     46.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about February 27, 2009 which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                February _, 2009